Exhibit 10.2

SUPPLEMENTAL TERMS AGREEMENT

This SUPPLEMENTAL TERMS AGREEMENT, dated as of April 11, 2025 (this “Agreement”), is entered into by and between Cloudastructure, Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Company and Investor may hereinafter be referred to collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Certificate of Designations (as defined below).

WHEREAS, Company and Investor entered into a Securities Purchase Agreement, dated as of March 21, 2025 (the “Purchase Agreement”), pursuant to which Investor agreed to purchase up to $40,000,000 of Company’s Series 2 Convertible Preferred Stock, par value $0.0001 per share (“Series 2 Stock”).

WHEREAS, the Series 2 Stock is convertible into shares of the Company’s Class A common stock, par value

$0.0001 per share (“Class A Stock”), on the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock (the “Certificate of Designations”).

WHEREAS, Company has submitted a Request (as defined in the Purchase Agreement) for Investor to purchase $3,000,000 in Series 2 Stock (“Request #1”, and the shares of Series 2 Stock issuable pursuant to Request #1, the “Request #1 Shares”) pursuant to the Purchase Agreement.

WHEREAS, Company has requested that Investor agree to limit its right to convert the Request #1 Shares at a Conversion Price below $1.00.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Conversion Price. Notwithstanding anything to the contrary in the Certificate of Designations, Investor will not have the right to convert any of the Request #1 Shares at a Conversion Price below $1.00 or submit a Conversion Notice with respect to any of the Request #1 Shares with a Conversion Price below $1.00 prior to 30 days following the occurrence of a Request #1 Trigger Event (as defined below). Following the occurrence of a Request #1 Trigger Event, if Investor delivers a Conversion Notice to Company with a Conversion Price below $1.00, the Company agrees to: pay to Investor the applicable Conversion Amount in Conversion Shares or in cash within three (3) Business Days, with the election as to payment in cash or via the issuance of Conversion Shares to be determined in the discretion of Company within 24 hours of receipt of such Conversion Notice. The term “Request #1 Trigger Event” means that the daily VWAP of the Class A Stock is below $1.00 for five (5) or more Business Days during any given fifteen (15) day period after the date hereof.

2. Miscellaneous.

(a) Except as otherwise provided herein, the Certificate of Designations shall remain unchanged and in full force and effect.

(b) From and after the date of this Agreement, any reference in the Certificate of Designations to “hereof,” “herein,” “hereunder,” “hereby,” and “this Purchase Agreement” shall be deemed a reference to the Certificate of Designations as modified by this Agreement. For the avoidance of doubt, the provisions of this Agreement shall only apply to the Request #1 Shares and not to any other shares of Series 2 Stock, whether issued and outstanding as of the date hereof or in the future.

(c) The provisions contained in Section 14 of the Purchase Agreement are incorporated by reference in this Agreement mutatis mutandis.

(d) The Certificate of Designations as modified by this Agreement, is hereby ratified and confirmed in all respects. In the event of a conflict between the Certificate of Designations and this Agreement, the terms of this Agreement shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

INVESTOR

Streeterville Capital, LLC

By:	/s/ John Fife
John M. Fife, President

COMPANY:

Cloudastructure, Inc.

By:	/s/ James McCormick
James McCormick, Chief Executive Officer

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